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                         AMENDMENT NO. 9 TO CREDIT AGREEMENT

          AMENDMENT NO. 9 TO CREDIT AGREEMENT, dated as of July 8, 1998 (this "AMENDMENT"), among GANTOS, INC., a Michigan corporation (the "BORROWER"), the lenders named therein (each individually, "LENDER" and collectively, the "LENDERS"), and FLEET BANK, N.A. (formerly known as Natwest Bank N.A.) as agent for the Lenders (in such capacity, the "AGENT").

          WHEREAS, the Borrower, the Lenders, and the Agent are party to the Revolving Credit Agreement, dated as of March 10, 1995 (as amended by amendment no. 1, dated April 25, 1996, amendment no. 2, dated March 18, 1997, amendment no. 3, dated October 8, 1997, amendment no. 4, dated as of February 1, 1998, amendment no. 5, dated as of February 27, 1998, amendment no. 6, dated as of March 30, 1998, amendment no. 7, dated as of April 29, 1998, amendment no. 8, dated as of April 30, 1998 and as otherwise and/or further amended, supplemented or modified from time to time in accordance with its terms, the "CREDIT AGREEMENT"); and

          WHEREAS, subject to the terms and conditions hereof, the parties hereto desire to amend certain provisions of the Credit Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

          1. DEFINED TERMS. Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

          2. AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions as to effectiveness set forth in Paragraph 4 of this Amendment, the Credit Agreement is hereby amended effective as of July 8, 1998, as follows:

          (a) The definition of "Availability appearing in Article I of the Credit Agreement is amended and restated in its entirety as follows:

           (i)  From the date hereof through October 12, 1998:

               "AVAILABILITY" shall mean, at any time, an amount equal to
          (a) the lesser of (i) the Total Commitment and (ii) the Borrowing Base MINUS (b) the sum of (i) all

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          Loans outstanding at such time, (ii) the Standby Letter of Credit
          Usage at such time, (iii) fifty-five percent (55%) of the Trade Letter of Credit Usage at such time and (iv) a reserve equal to the sum of (x) $1,000,000, plus (y) all other reserves which the Agent in good faith deems in its reasonable discretion to be necessary and appropriate to maintain with respect to the account of the Borrower, including, without limitation, shrinkage reserves, reserves for environmental liabilities, reserves for judgments, decrees, fines and penalties rendered by a court or other tribunal against any Credit Party (excluding therefrom amounts which an insurance carrier has affirmatively acknowledged are fully covered by insurance or with respect to which an insurance carrier is precluded from denying coverage or liability) and any amounts which the Agent or any Lender may be obligated to pay in the future for the account of the Borrower.

           (ii)     From October 13, 1998 and thereafter:

               "AVAILABILITY" shall mean, at any time, an amount equal to
          (a) the lesser of (i) the Total Commitment and (ii) the Borrowing Base plus an amount equal to the lesser of (x) ten percent (10%) of the value (based on the lower of cost (on a FIFO basis) and current market value) of then existing Eligible Inventory and (y) $2,000,000, MINUS
          (b) the sum of (i) all Loans outstanding at such time, (ii) the Standby Letter of Credit Usage at such time, (iii) fifty-five percent (55%) of the Trade Letter of Credit Usage at such time, (iv) $3,500,000 and (v) an amount equal to all reserves which the Agent in good faith deems in its reasonable discretion to be necessary and appropriate to maintain with respect to the account of the Borrower, including, without limitation, shrinkage reserves, reserves for environmental liabilities, reserves for judgments, decrees, fines and penalties rendered by a court or other tribunal against any Credit Party (excluding therefrom amounts which an insurance carrier has affirmatively acknowledged are fully covered by insurance or with respect to which an insurance carrier is precluded from denying coverage or liability) and any amounts which the Agent or any Lender may be obligated to pay in the future for the account of the Borrower.

          (b) The definition of "Borrowing Base" appearing in Article I of the Credit Agreement is amended and restated in its entirety as follows:

            (i)     From the date hereof through October 12, 1998:

               "BORROWING BASE" shall mean an amount equal to the sum of
          (a) ninety percent (90%) of the Net Amount of Eligible Receivables plus (b) sixty five percent (65%) of Eligible Inventory valued at the lower of cost (on a FIFO basis) and current market value minus the aggregate amount of all outstanding gift certificates sold by the Borrower; provided that the amount of Eligible Inventory (valued as aforesaid) included in the Borrowing Base shall at no time exceed $28,500,000.


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          (ii) From October 13, 1998 and thereafter:

               "BORROWING BASE" shall mean an amount equal to:

          (a) ninety percent (90%) of the Net Amount of Eligible Receivables,
     PLUS

          (b) the excess of:

                    (i) the lesser of (A) (1) at any time during the period
               commencing on October 1, 1997 and ending on January 31, 1999, and each four month period occurring thereafter commencing on October 1 and ending on January 31, fifty-five percent (55%) of the Eligible Inventory valued at the lower of cost (on a FIFO basis) and current market value and (2) at any time during the period commencing on February 1, 1999 and ending on September 30, 1999, and each eight month period occurring thereafter commencing on February 1 and ending on September 30, forty-five percent (45%) of the Eligible Inventory valued at the lower of cost (on a FIFO basis) and current market value and (B) thirty-five percent (35%) of the Retail Value of Eligible Inventory, OVER

                    (ii) the aggregate amount of all outstanding gift
               certificates sold by the Borrower.

          (c) The definition of "Change of Control" appearing in Article I of the Credit Agreement is amended as follows:

               (a) The word "or" is deleted after subsection (i) and before subsection (ii) and a comma is inserted in lieu thereof, (b) at the end of subsection (ii) the period is deleted and the words "or (iii)" are inserted in lieu thereof and (c) after "or (iii)" the following text is added:
               "Arlene H. Stern or a replacement reasonably satisfactory to the Agent is no longer the President and the Chief Executive Officer of the Borrower performing the functions thereof."

          (d) A new sentence shall be added to the end of Section 2.06(b) of the Credit Agreement:

               (d) The Reduction Fee shall become immediately due and payable to the Agent on behalf of each Lender in the event that Fleet Bank, N.A. assigns its interests, rights and obligations under the Loan Documents, including with respect to the Loans and the other Obligations to Enhanced Retail Funding, LLC.

          (e)  Section 6.05(j) is amended as follows:


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               (a)       The word "and" is deleted after subsection (i) and
          before subsection (ii) and a comma is inserted in lieu thereof, (b) at the end of subsection (ii) the period is deleted and the words "and
          (iii)" are inserted in lieu thereof and (c) after "and (iii)" the following text is added:

               "Commencing October 1, 1998, and on each day thereafter, a daily borrowing base certificate substantially in the form of Schedule 6.05(j) hereto (or in such other form as is mutually agreed to by the Borrower and the Agent) executed by the Financial Officer of the Borrower (or the duly authorized financial officer of the Borrower) demonstrating compliance as at the close of business of the preceding day with the Borrowing Base and the Availability and utilizing the preceding day=s amounts for inventory and Receivables; provided that if on October 15, 1998 no Default exists, then the Borrower shall not be required to comply with this subsection (iii) thereafter."

          (f) Section 11.03(c) is amended by adding the following sentence at the end thereof:

               Notwithstanding the foregoing, the Borrower=s consent shall not be required in the event that Fleet Bank, N.A. assigns all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents to Enhanced Retail Funding, LLC or any affiliate.

          (g) From the date hereof through October 12, 1998, the applicability and effectiveness of Sections 7.09, 7.10 and 7.11 (as amended in "Amendment No. 3 to Credit Agreement" dated as of October 8, 1997) shall be suspended and on October 13, 1998 and at all times thereafter such Sections shall be applicable and fully effective.

          3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants as follows (which representations and warranties shall survive the execution and delivery of this Amendment) as of the date hereof that:

          (a) All representations and warranties contained in the Credit Agreement and each of the other Loan Documents are true and correct in all material respects as of the date hereof with the same force and effect as if made on such date (except to the extent that any such representation or warranty relates expressly to an earlier date).

          (b) The Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.

          (c) This Amendment has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Borrower, and is enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization,

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insolvency, moratorium and other similar laws affecting the enforcement of creditors= rights generally and by general equity principles.

          (d) No registration or filing with, consent or approval of, or other action by, any Federal, State or other governmental agency, authority or regulatory body is or will be required on behalf of the Borrower in connection with the execution, delivery, performance, validity or enforcement of this Amendment other than any such registration or filing which has been made or any such consent, approval or other action which has been obtained and remains in full force and effect and other than the filing of a Form
10-Q or a Form 10-K or the filing of this Amendment as an exhibit to any other report or registration statement filed or to be filed with the Securities and Exchange Commission.

          (e) The execution, delivery and performance of this Amendment by the Borrower will not violate any provision of the certificate or articles of incorporation or bylaws of the Borrower or any of its subsidiaries or any law, statute, rule or regulation, or any order or decree of any court or governmental instrumentality applicable to the Borrower or any of its subsidiaries, or violate, result in the breach of or constitute a default under any indenture, agreement or other instrument to which the Borrower or any of its subsidiaries or any of their respective properties or assets are or may be bound.

          (f) After giving effect to this Amendment, the Borrower is in compliance with all of the various covenants and agreements applicable to it set forth in the Credit Agreement and each of the other Loan Documents.

          (g) After giving effect to this Amendment, no event has occurred and is continuing which constitutes or would constitute, with the giving of notice or the lapse of time or both, an Event of Default under the Credit Agreement or any of the other Loan Documents, or an Event of Default (as defined in the Indenture) under the Indenture.

          (h) The Borrower has no defense to or setoff, counterclaim or claim against payment of the Obligations or enforcement of the Loan Documents based upon a fact or circumstance existing or occurring on or prior to the date hereof. As of July 7, 1998, the outstanding principal amount of Loans is $23,709,332.88 and the aggregate amount of outstanding Letters of Credit is $1,814.014.82 (consisting of $1,714,014.82 of Trade Letter of Credit Usage and $100,000 of Standby Letter of Credit Usage).

          4. CONDITIONS PRECEDENT. Notwithstanding any term or provision of this Amendment to the contrary, the amendments set forth in Paragraph 2 hereof shall become effective as of July 8, 1998 if, and only if, the Agent shall have determined that each of the following conditions precedent shall have been satisfied:

          (a) All required corporate actions in connection with the execution and delivery of this Amendment shall have been taken, and each shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all

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documents, including, without limitation, records of requisite corporate action that the Agent may reasonably request, to be certified by the appropriate corporate person or government authorities.

          (b) All representations and warranties made by the Borrower contained in Paragraph 3 hereof shall be true and correct with the same effect as though such representations and warranties had been made on the date of effectiveness of the amendments contained in this Amendment after giving effect to such amendments (unless any such representation or warranty speaks expressly to an earlier date).

          (c) Counterparts of this Amendment shall have been duly executed and delivered on behalf of the Borrower, the Lenders and the Agent.

          (d) The Agent shall have received a Junior Participation Agreement entered into by Enhanced Retail Funding, LLC and Fleet Bank, NA and the Agent shall have received the letter of credit provided for therein.

          5. CONTINUED EFFECTIVENESS. The term "Agreement", "hereof", "herein" and similar terms as used in the Credit Agreement, and references in the other Loan Documents to the Credit Agreement, shall mean and refer to, from and after the effective date of the amendments contained herein as determined in accordance with Paragraph 4 hereof, the Credit Agreement as amended by this Amendment. Each of the parties hereto agrees that, as amended by this Amendment, all of the covenants and agreements and other provisions contained in the Credit Agreement and the other Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect from and after the date of this Amendment.

          6. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

          8. MISCELLANEOUS. The Borrower agrees to request a loan to pay any outstanding fees set forth in the fee letter attached hereto as Exhibit A owed to Enhanced Retail Funding, LLC. The Agent will advance to the Borrower such funds upon such request to the extent there is, at such time, sufficient Availability to do so after giving effect to such advance. The Borrower consents to Fleet Bank, N.A. entering into the Junior Participation Agreement dated as of the date hereof with Enhanced Retail Funding, LLC and agrees that Fleet Bank, N.A. may grant to Enhanced Retail Funding, LLC the rights granted thereunder.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                         GANTOS, INC., as Borrower


                         By:________________________________
                            Name:
                            Title:

                         FLEET BANK, N.A. (formerly known as Natwest
                         Bank N.A.), as Agent and as a Lender


                         By:________________________________
                            Name:
                            Title:






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